EXHIBIT 99.1
                                                                    ------------

PRESS RELEASE FOR IMMEDIATE RELEASE



For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer
 (708) 450-6759


              MIDWEST BANC HOLDINGS, INC. REPORTS 33.3% INCREASE IN
                           THIRD QUARTER 2002 EARNINGS

(Melrose Park, IL - October 23, 2002). Midwest Banc Holdings, Inc. (NASDAQ:
MBHI), a community-based bank holding company, announced a 33.3% increase in net income for the third quarter of 2002 compared to the similar period of 2001.

Net income was $6,379,000 for the three months ended September 30, 2002 compared to $4,786,000 for the three months ended September 30, 2001. Core net income increased 51.8% to $6,320,000 for the three months ended September 30, 2002 compared to $4,163,000 for the comparable period in 2001. Core net income is defined as net income less the after-tax effect of net securities gains and net trading account profits.

Net income increased 48.1% to $19,080,000 for the nine months ended September 30, 2002 compared to $12,885,000 for the nine months ended September 30, 2001. Core net income increased 63.4% to $18,030,000 for the nine months ended September 30, 2002 compared to $11,035,000 for the comparable period in 2001.

            THIRD QUARTER DILUTED EARNINGS PER SHARE INCREASED 31.0%

Basic earnings per share for the three months ended September 30, 2002 increased 30.0% to $0.39 compared to $0.30 for the similar period of 2001. Diluted earnings per share for the three months ended September 30, 2002 increased 31.0% to $0.38 compared to $0.29 for the similar period of 2001. The return on average assets for the three months ended September 30, 2002 was 1.33% compared to 1.17% for the similar period in 2001. The return on average equity for the three months ended September 30, 2002 was 22.11% compared to 20.46% for the similar period in 2001. The Company expects to meet analysts' current diluted earnings per share estimates of $0.39 for the fourth quarter of 2002.

Basic earnings per share for the nine months ended September 30, 2002 increased 47.5% to $1.18 compared to $0.80 for the similar period of 2001. Diluted earnings per share for the nine months ended September 30, 2002 increased 46.8% to $1.16 compared to $0.79 for the similar period of 2001. The return on average assets for the nine months ended September 30, 2002 was 1.37% compared to 1.11% for the similar period in 2001. The return on average equity for the nine months ended September 30, 2002 was 23.87% compared to 19.36% for the similar period in 2001. The Company expects to meet analysts' current diluted earnings per share estimates of $1.54 for the calendar year of 2002.

                THIRD QUARTER NET INTEREST INCOME INCREASED 28.7%

Net interest income increased $3,400,000 or 28.7% to $15,242,000 in the third quarter of 2002 compared to $11,842,000 for the similar period in 2001. Year to date net interest income increased $11,018,000 or 31.9% to $45,573,000 compared to $34,555,000 for the similar period in 2001. Net interest margin increased to 3.55% in the third quarter of 2002 compared to 3.24% in the third quarter of 2001. Net interest margin increased to 3.59% for the nine months ended September 30, 2002 compared to 3.31% for the nine months ended September 30, 2001.

The Company manages its securities available-for-sale portfolio and trading account portfolio on a total return basis. In this respect, management regularly reviews the performance of its securities and sells specific securities to provide opportunities to enhance net interest income and net interest margin, and when possible, will recognize gains on the sale of securities. The Company has a long history of managing its securities in this manner. The Company reclassified $100 million of its mortgage-backed securities from available-for-sale to held-to-maturity under permissible provisions of FASB 115 in order to enhance its interest rate risk position. Gains on securities transactions were $97,000 and $714,000 during the three months ended September 30, 2002 and September 30, 2001, respectively. For the nine months ended September 30, 2002, gains on securities transactions were $1,392,000 compared to $2,252,000 for the similar period in 2001. There were no trading account profits during the three months ended September 30, 2002 compared to $318,000 during the three months ended September 30, 2001. During the nine months ended September 30, 2002 and September 30, 2001, trading account profits were $348,000 and $815,000, respectively.

                   THIRD QUARTER OTHER INCOME INCREASED 14.9%

Other income, excluding gains on securities transactions and trading account profits, was $2,950,000, an increase of $383,000 or 14.9% on a comparable third quarter 2002 to 2001 basis. The other income to average assets ratio was 0.62% for the three months ended September 30, 2002 compared to 0.63% for the same period in 2001. Service charges on deposits increased $126,000 or 9.2% to $1,489,000 during the three months ended September 30, 2002. Option fee income, insurance and brokerage commissions, and mortgage banking fees increased $47,000, $179,000, and $74,000 respectively, for the three months ended September 30, 2002 to $335,000, $385,000, and $208,000, respectively.

Other income, excluding gains on securities transactions and trading account profits, increased $1,729,000 or 26.5% to $8,250,000 for the nine months ended September 30, 2002 compared to $6,521,000 for the nine months ended September 30, 2001. The other income to average assets ratio was 0.59% for the nine months ended September 30, 2002 compared to 0.56% for the same period in 2001. Service charges on deposits increased $679,000 or 19.3% to $4,198,000 during the nine months ended September 30, 2002. Option fee income, insurance and brokerage commissions, and mortgage banking fees increased $643,000, $502,000, and $33,000, respectively, for the nine months ended September 30, 2002 to $989,000, $988,000, and $440,000, respectively, compared to the similar period of 2001.

                THIRD QUARTER EFFICIENCY RATIO IMPROVED TO 44.08%

Other expenses increased $320,000 or 4.0% to $8,305,000 for the three months ended September 30, 2002 compared to the three months ended September 30, 2001. The other expenses to average assets ratio was 1.74% for the three months ended September 30, 2002 compared to 1.94% for the same period in 2001. Salaries and employee benefits expense increased $456,000 to $5,227,000 during the three months ended September 30, 2002 compared to September 30, 2001. Increased full-time staff positions, including investment brokerage staff, enhanced benefit programs, and increased health insurance costs have contributed to the increase in salaries and employee benefits.

The net overhead expense to average assets ratio was 1.12% for the third quarter of 2002 compared to 1.32% for the similar period in 2001. The efficiency ratio was 44.08% for the three months ended September 30, 2002 compared to 51.93% for the same period in 2001.

Other expenses increased $1,814,000 or 7.8% to $25,027,000 for the nine months ended September 30, 2002 compared to the nine months ended September 30, 2001. The other expenses to average assets ratio was 1.80% for the nine months ended September 30, 2002 compared to 2.00% for the same period in 2001. Salaries and employee benefits expense increased $1,644,000 to $15,470,000 during the nine months ended September 30, 2002 compared to the nine months ended September 30, 2001.

The net overhead expense to average assets ratio was 1.21% for the nine months ended September 30, 2002 compared to 1.44% for the similar period in 2001. The efficiency ratio was 44.57% for the nine months ended September 30, 2002 compared to 52.99% for the same period in 2001.

                 SUSTAINED GROWTH IN ASSETS, LOANS, AND DEPOSITS

Total assets were $1.9 billion at September 30, 2002, an increase of $36.8 million during the third quarter of 2002. Total assets increased by 7.6% on an annualized basis since December 31, 2001 and 13.2% since September 30, 2001. Loans increased $46.8 million or 4.3% to $1.1 billion during the third quarter of 2002 and $177.2 million or 18.5% during the past twelve months.

Deposits increased 1.4% or $18.1 million to $1.4 billion during the third quarter of 2002 and 11.7% or $141.6 million during the past twelve months. Certificates of deposits less than $100,000 increased 3.3% or $19.9 million to $625.9 million during the third quarter of 2002. Borrowings decreased 0.5% or $2.2 million to $407.0 million during the third quarter of 2002.

                      ASSET QUALITY AND NONPERFORMING LOANS

The allowance for loan losses was $11.2 million or 0.98% of total loans at September 30, 2002 compared to $10.1 million or 1.01% of total loans at December 31, 2001. The provision for loan losses was $2,592,000 for the nine months ended September 30, 2002 compared to $1,550,000 for the nine months ended September 30, 2001. Net charge-offs for the nine months ended September 30, 2002 were $1.6 million compared to $409,000 for the nine months ended September 30, 2001. The Company charged-off $1.2 million in loans during the three months ended September 30, 2002. These charge-offs were loans previously identified as workouts during the second and third quarters of 2002. Commercial loans and commercial real estate loans represented $679,000 and $375,000, respectively, of the $1.2 million charged-off during the quarter. Charge-offs totaling $700,000 were related to one loan relationship in West Central Illinois. The net charge-off percentage to average loans was 0.15% and 0.05% at September 30, 2002 and September 30, 2001, respectively. Management believes adequate reserves exist to absorb any potential increase in net charge-offs during the next twelve months.

Allowance for loan losses to nonperforming loans ratio was 1.33x and 2.86x at September 30, 2002 and September 30, 2001, respectively. Nonperforming loans were $8.4 million and $3.4 million at September 30, 2002 and September 30, 2001, respectively. The increase in nonperforming loans is confined to several commercial and commercial real estate loans. The Company estimates that $8.0 million of the nonperforming loans are fully collectible and no loss is expected at this time. The allowance for loan losses is based on estimates, and ultimate losses may vary from current estimates. The methodology used to determined the adequacy of the allowance for loan losses covers: specific credit allocation, general portfolio allocation, and subjectively by determined allocation. The nonperforming loans to total loans ratio at the end of these two time periods was 0.74% and 0.36%, respectively. The nonperforming assets to total assets ratio was 0.45% and 0.22% for September 30, 2002 and September 30, 2001, respectively.

                             INTERNAL REORGANIZATION

Effective August 19, 2002, two of the Company's banking subsidiaries, Midwest Bank of Hinsdale and Midwest Bank of McHenry County, merged into Midwest Bank and Trust Company. Immediately following the merger, the Company contributed to Midwest Bank and Trust Company 100% of the capital stock of First Midwest Data Corp., and thereafter, First Midwest Data Corp. was liquidated. Information services is now a separate division of Midwest Bank and Trust Company. This internal reorganization is the final phase of a multi-phase effort to consolidate backroom functions, reduce duplicative processes, streamline customer service, and enhance marketing efforts and product delivery. Management believes that this merger will assist the Company in meeting its revenue growth expectations and controlling its overhead costs.

                               PENDING ACQUISITION

On July 22, 2002, the Company jointly announced with Big Foot Financial Corp. (NASDAQ: BFFC), the execution of a definitive agreement providing for the acquisition of BFFC by the Company in a stock merger. It is anticipated that upon completion of the merger, Fairfield Savings Bank, F.S.B., BFFC's thrift subsidiary, will merge into Midwest Bank and Trust Company, and current plans call for retention of all Fairfield Savings Bank branches. The Proxy Statement/Prospectus relating to the merger is being mailed to the shareholders of BFFC. BFFC's Annual Meeting to vote on the merger and other matters is scheduled for December 9, 2002. Bank regulatory applications relating to the merger have been submitted and the closing is expected to occur in the first quarter of 2003.

                            BANKING CENTER EXPANSION

As previously announced, the Company's flagship bank, Midwest Bank and Trust Company plans to open two new banking centers in Addison, Illinois and Glenview, Illinois in the spring of 2003. The Company currently has 12 banking centers in the greater Chicago metropolitan area, and upon the closing of the Big Foot Financial Corp. transaction and the establishment of these two banking centers, the Company will have 17 banking centers in the greater Chicago metropolitan area. The establishment of these two de novo banking centers is part of the Company's continuing growth strategy.

                      STOCK DIVIDEND AND REPURCHASE PROGRAM

Effective July 1, 2002, the Company's stockholders' approved an increase in the number of authorized shares of common stock of the Company, allowing the previously declared 3-for-2 stock dividend to be paid on July 9, 2002. During the third quarter of 2002, 10,000 shares were repurchased by the company, with 83,000 shares available to be repurchased under the Company's previously announced stock repurchase program. Due to exercised stock options, 17,632 treasury shares were issued during the third quarter of 2002.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company's principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Western Illinois, Midwest Financial and Investment Services, Inc. and Midwest Bank Insurance Services, L.L.C.

                                       ###

This press release contains certain "Forward-Looking Statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business which should be considered in evaluating "Forward-Looking Statements."

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                   INCOME STATEMENT SUMMARY AND PER SHARE DATA
                      (In thousands, except per share data)

                                            Three Months Ended
                                            ------------------
                                               September 30,                2001-2002 Comparison
                                               -------------                --------------------
                                            2002           2001           $ Change         % Change
                                            ----           ----           --------         --------

Interest income                         $  28,579      $  28,493         $      86            0.3%
Interest expense                           13,337         16,651            (3,314)         -19.9%
                                        ---------      ---------         ---------          -----
Net interest income                        15,242         11,842             3,400           28.7%
Provision for loan losses                   1,115            346               769          222.3%
Other income                                2,950          2,567               383           14.9%
Net gains on securities transactions           97          1,032              (935)         -90.6%
Other expenses                              8,305          7,985               320            4.0%
                                        ---------      ---------         ---------          -----
Income before income taxes                  8,869          7,110             1,759           24.7%
Provision for income taxes                  2,490          2,324               166            7.1%
                                        ---------      ---------         ---------          -----
Net income                              $   6,379      $   4,786         $   1,593           33.3%
                                        =========      =========         =========          =====
Cash net income (1)                     $   6,345      $   4,869         $   1,476           30.3%
                                        =========      =========         =========          =====
Basic earnings per share (2)            $    0.39      $    0.30         $    0.09           30.0%
                                        =========      =========         =========          =====
Diluted earnings per share (2)          $    0.38      $    0.29         $    0.09           31.0%
                                        =========      =========         =========          =====
Cash dividends declared (2)             $    0.10      $    0.10         $    0.00            0.0%
                                        =========      =========         =========          =====

                                             Nine Months Ended
                                               September 30,                2001-2002 Comparison
                                            2002           2001           $ Change         % Change

Interest income                         $  85,565      $  85,444         $     121            0.1%
Interest expense                           39,992         50,889           (10,897)         -21.4%
                                        ---------      ---------         ---------          -----
Net interest income                        45,573         34,555            11,018           31.9%
Provision for loan losses                   2,592          1,550             1,042           67.2%
Other income                                8,250          6,521             1,729           26.5%
Net gains on securities transactions        1,740          3,067            (1,327)         -43.3%
Other expenses                             25,027         23,213             1,814            7.8%
                                        ---------      ---------         ---------          -----
Income before income taxes                 27,944         19,380             8,564           44.2%
Provision for income taxes                  8,864          6,495             2,369           36.5%
                                        ---------      ---------         ---------          -----
Net income (3)                          $  19,080      $  12,885         $   6,195           48.1%
                                        =========      =========         =========          =====
Cash net income (1)                     $  19,144      $  13,134         $   6,010           45.8%
                                        =========      =========         =========          =====
Basic earnings per share (2)            $    1.18      $    0.80         $    0.38           47.5%
                                        =========      =========         =========          =====
Diluted earnings per share (2)          $    1.16      $    0.79         $    0.37           46.8%
                                        =========      =========         =========          =====
Cash dividends declared (2)             $    0.10      $    0.10         $    0.00            0.0%
                                        =========      =========         =========          =====

                                            Three Months Ended
                                       September 30,     June 30,      Quarter to Quarter Comparison
                                            2002           2002           $ Change         % Change

Interest income                         $  28,579      $  28,904         $    (325)          -1.1%
Interest expense                           13,337         13,406               (69)          -0.5%
                                        ---------      ---------         ---------          -----
Net interest income                        15,242         15,498              (256)          -1.7%
Provision for loan losses                   1,115            815               300           36.8%
Other income                                2,950          2,563               387           15.1%
Net gains on securities transactions           97            760              (663)         -87.2%
Other expenses                              8,305          8,464              (159)          -1.9%
                                        ---------      ---------         ---------          -----
Income before income taxes                  8,869          9,542              (673)          -7.1%
Provision for income taxes                  2,490          3,154              (664)         -21.1%
                                        ---------      ---------         ---------          -----
Net income                              $   6,379      $   6,388         $      (9)          -0.1%
                                        =========      =========         =========          =====
Cash net income(1)                      $   6,345      $   6,443         $     (98)          -1.5%
                                        =========      =========         =========          =====
Basic earnings per share (2)            $    0.39      $    0.40         $   (0.01)          -2.5%
                                        =========      =========         =========          =====
Diluted earnings per share (2)          $    0.38      $    0.39         $   (0.01)          -2.6%
                                        =========      =========         =========          =====
Cash dividends declared (2)             $    0.10      $    0.10         $    0.00            0.0%
                                        =========      =========         =========          =====

(1) Cash net income is defined as net income plus the after-tax effect of amortization expense of intangible assets.
(2)      Restated for the 3-for-2 stock dividend effective July 1, 2002.
(3)      Restated for adoption of FASB 147.

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (In thousands, except per share data)

                                                         Three Months Ended                 Nine Months Ended
                                                         ------------------                 -----------------
                                                    September 30,           June 30,          September 30,
                                                    -------------           --------          -------------
                                                 2002           2001          2002          2002          2001
                                                 ----           ----          ----          ----          ----
INCOME STATEMENT DATA:
    Net income                             $      6,379    $    4,786   $      6,388   $    19,080   $    12,885
    Core net income (1)                           6,320         4,163          5,929        18,030        11,035
    Cash net income (2)                           6,345         4,869          6,443        19,144        13,134
    Net overhead expense to average assets (3)    1.12%         1.32%          1.27%         1.21%         1.44%
    Efficiency ratio (3)                         44.08         51.93          44.84         44.57         52.99
    Other income to average assets                0.62          0.63           0.55          0.59          0.56
    Other expense to average assets               1.74          1.94           1.82          1.80          2.00

PER SHARE DATA (4):
    Earnings per share (basic)             $      0.39    $     0.30    $      0.40   $      1.18          0.80
    Earnings per share (diluted)                  0.38          0.29           0.39          1.16          0.79
    Cash earnings per share (basic) (2)           0.39          0.30           0.40          1.19          0.82
    Cash dividends declared                       0.10          0.10           0.10          0.30          0.30
    Book value at end of period                   7.37          6.14           6.90          7.37          6.14
    Tangible book value at end of period          7.08          6.02           6.72          7.08          6.02
    Stock price at end of period                 19.09         14.25          19.93         19.09         14.25
    Average stock price (quarter-to-date)        18.85         13.33          18.32         17.24         12.25

SELECTED FINANCIAL RATIOS:
    Return on average assets                      1.33%         1.17%          1.38%         1.37%         1.11%
    Return on average equity                     22.11         20.46          24.19         23.87         19.36
    Cash return on average assets                 1.33          1.19           1.39          1.38          1.13
    Cash return on average equity                21.99         20.81          24.39         23.95         19.73
    Dividend payout                              25.33         33.66          25.21         25.38         37.51
    Loan to deposit                              83.70         78.86          81.33         83.70         78.86
    Average equity to average assets              6.03          5.70           5.69          5.75          5.73
    Net interest margin (tax equivalent)          3.55          3.24           3.64          3.59          3.31
    Allowance for loan losses to total loans
      at the end of period                        0.98          1.02           1.03          0.98          1.02
    Net loans charged off to average total loans  0.11          0.02           0.02          0.15          0.05
    Nonperforming loans to total loans
      at the end of period (5)                    0.74          0.36           0.53          0.74          0.36
    Nonperforming assets to total assets (6)      0.45          0.22           0.32          0.45          0.22
    Allowance to nonperforming loans              1.33x         2.86x          1.96x         1.33x         2.86x

                                                   September 30,           June 30,    December 31,
                                                   -------------           --------    ------------
                                                2002           2001          2002          2001
                                                ----           ----          ----          ----
BALANCE SHEET DATA:
    Total assets                          $  1,913,403   $  1,689,165  $  1,876,585  $  1,810,422
    Total earning assets                     1,801,699      1,595,928     1,764,246     1,711,030
    Average assets (quarter-to-date)         1,897,609      1,629,350     1,863,404     1,716,295
    Average assets (year-to-date)            1,859,114      1,552,931     1,839,578     1,593,939
    Total loans                              1,133,282        956,093     1,086,499     1,003,386
    Allowance for loan losses                   11,150          9,733        11,210        10,135
    Total deposits                           1,353,996      1,212,409     1,335,917     1,211,520
    Borrowings                                 407,027        359,709       409,252       442,150
    Stockholders' equity                       119,059         98,925       111,513        96,214
    Tangible stockholders' equity              114,511         97,007       108,529        94,272
    Average equity (quarter-to-date)           114,462         92,825       105,939        99,841
    Average equity (year-to-date)              106,876         88,991       103,019        91,725

Common Shares Outstanding (4)                   16,164         16,110        16,156        16,069
Average Shares Outstanding
  (quarter-to-date) (4)                         16,160         16,110        16,127        16,085
Average Shares Outstanding
  (year-to-date) (4)                            16,122         16,110        16,102        16,104

(1) Core net income is defined as net income less the after-tax effect of securities gains and trading account profits.
(2) Cash net income is defined as net income plus the after-tax effect of amortization expense for goodwill.
(3)      Excludes net gains on securities transactions.
(4)      Restated for the 3-for-2 stock dividend effective July 1, 2002.
(5)      Includes total nonaccrual and all other loans 90 days or more past due.
(6) Includes total nonaccrual, all other loans 90 days or more past due, and other real estate owned.